UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                  CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): March 15, 2005
                                                  --------------------



                         CANTERBURY CONSULTING GROUP, INC.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



Pennsylvania                        0-15588                   23-2170505
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State or other jurisdiction    (Commission                (IRS Employer
of incorporation)               File Number)              Identification No.)



352 Stokes Road, Suite 200,  Medford, New Jersey                 08055
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (609) 953-0044
                                                   -------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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Item 1.02	Termination of a Material Definitive Agreement

     At the close of business on March 15, 2005, the Agreement and Plan of Merger of CCG Group, Inc. and Canterbury Consulting Group, Inc. dated
November 18, 2004 was terminated due to the fact that it was not consummated by March 15, 2005. Canterbury Consulting Group, Inc. was delayed in obtaining shareholder approval of the merger on or prior to March 15, 2005, as was called for in the Merger Agreement.

     The Agreement and Plan of Merger provided that, if it terminated due to Canterbury Consulting Group's inability to obtain shareholder approval, Canterbury Consulting Group would be responsible for the fees and expenses incurred by CCG Group, Inc. in connection with the transactions contemplated by the Agreement and Plan of Merger. Canterbury is currently reviewing CCG Group's claim for reimbursement of its fees and expenses as specified in the Agreement and Plan of Merger.

Item 9.01	Exhibits

99.	Press Release dated March 16, 2005.


                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CANTERBURY CONSULTING GROUP, INC.

                                         BY: /s/ Kevin J. McAndrew
                                         ----------------------------
                                         Kevin J. McAndrew, President

Dated: March 16, 2005